UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     March 16, 2006 (March 16, 2006)

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

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Item 7.01.  Regulation FD Disclosure.

On March 16, 2006, Brown-Forman Corporation issued a press release announcing certain filings being made on behalf of some of its shareholders. A copy of the press release is furnished herewith as Exhibit 99.1.

This report contains statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, words such as "expects," "will" and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections.


Item 9.01.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated March 16, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   March 16, 2006                     By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and Assistant
                                                 Corporate Secretary




Exhibit Index

99.1  Press Release, dated March 16, 2006, issued by Brown-Forman Corporation.

                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN SEC FILINGS NOTE CHANGES IN TRUST ADVISORS

March 16, 2006, Louisville, KY -- Brown-Forman Corporation announced that SEC filings are being made to reflect changes in trust advisors who vote Brown-Forman Class A shares held in certain Brown family trusts. These advisor changes are part of a planned evolution of these long-standing trusts. The beneficiaries of these trusts remain the same and none of the reporting trusts have sold any Brown-Forman stock in connection with the advisor changes.

The Brown family collectively controls a majority of the voting shares of Brown-Forman. The company has traditionally assisted its principal shareholders in reporting their holdings to the SEC (with information provided by them).

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, and Hartmann Luggage.